UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A

______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2016

Ominto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 362-2393

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

 EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K is being filed by Ominto, Inc., a Nevada Corporation (“Ominto”) for the purpose of further amending that certain Current Report on Form 8-K originally filed by Ominto with the U.S. Securities and Exchange Commission (“SEC”) on December 13, 2016 (the “Initial Form 8-K”) in connection with the purchase of shares of Lani Pixels A/S (“Lani Pixels”). On February 27, 2017, Ominto filed an amendment (“Amendment No. 1”) to the Initial Form 8-K, which provided certain pro forma financial information required by Item 9.01(b) of Form 8-K. Except as otherwise noted below, all other information in the Initial Form 8-K and Amendment No. 1 remains unchanged.

Item 8.01. Other Information.

As previously reported, Ominto acquired 40.02% of the outstanding shares of common stock of Lani Pixels in exchange for (i) an aggregate of 2,428,571 shares of Ominto’s common stock, (ii) $500,000 in cash and (iii) a promissory note in the principal amount of $4,000. Additionally, Ominto entered into a voting agreement with a stockholder of Lani Pixels, pursuant to which Ominto has the right to vote 10% of the outstanding shares of common stock of Lani Pixels.

Lani Pixels was founded in 2005 by Kim Pagel and his son Thomas with the goal of producing feature-length, animated films to tell exceptional stories. Kim Pagel, CEO of Lani Pixels, has enjoyed a long and distinguished career creating and producing animated film content, including 18 years as the Lead Design Manager with the LEGO® Group. Lani Pixels previously produced several animated projects for the LEGO® Group, one of which –The LEGO® Story – won the Gold Award for animation at the Cannes Media and Television Awards in 2012. Lani Pixels has offices in Dubai, Denmark and Los Angeles.

Presently, Lani Pixels is producing its first feature-length, 3D-animated film. The film has a theme of family unity and courage in the face of adversity, and is expected to be released in the fall of 2019. Thomas Pagel will serve as producer of the project, along with Jason Mirch who will serve as co-producer. Verité Entertainment’s, René Veilleux and Donald Roman Lopez, are associate producers on the project. Lani Pixels is actively seeking to raise additional capital through the issuance of debt and equity to finance the film.

Ominto envisions using this film and other films to be produced in the future as a marketing channel for certain of Ominto’s products and services. Additionally, Ominto plans to utilize Lani Pixels as a strategic content partner as it further develops its capabilities as a marketing services company. For example, Ominto is working with Lani Pixels to develop animated videos to assist in the training and quality control of its independent business associates. Similarly, Lani Pixels is creating promotional videos to help Ominto advertise its products and services.

FORWARD-LOOKING STATEMENTS

This Amendment, including the Exhibits attached hereto, contains “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning Ominto’s strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Ominto may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth from time to time in Ominto’s filings with the SEC. Readers of this information are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. Ominto undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changes events or circumstances after the date of this release, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Lani Pixels’ audited consolidated financial statements as of and for the years ended December 31, 2016 and 2015 are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1	Audited Consolidated Financial Statements of Lani Pixels A/S for the Years Ended December 31, 2016 and 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.
Date: June 29, 2017
	By:	/s/ Raoul Quijada
Name: Raoul Quijada
Title: Chief Financial Officer

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